EXHIBIT 10.1G

EXHIBIT G: NOTICE PLAN

As detailed below, the Notice Plan provides for individual direct notice via USPS mail to all reasonably identifiable Settlement Class Members, outreach to national and local water organizations, a comprehensive media plan, and the implementation of a dedicated Settlement website and toll-free telephone line where Settlement Class Members can learn more about their rights and options pursuant to the terms of the Settlement. Additional details are provided in the accompanying Declaration of Steven Weisbrot of Angeion Group, LLC, which will implement the Notice Plan. All capitalized terms not defined herein shall have the meaning set forth in the Settlement Agreement.

MAILED NOTICE

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Class Counsel will provide Angeion with a list of Public Water Systems that Class Counsel believes may be Settlement Class Members, based on information available to Class Counsel as of June 30, 2023 (the “Class List”). The Class List will include, at a minimum, all Public Water Systems that, as of June 30, 2023, are subject to the monitoring rules set forth in UCMR 5 and all Public Water Systems for which Class Counsel have information as of June 30, 2023, draw or otherwise collect from any Water Source that was found to contain any PFAS at any level. The Class List will be updated if Class Counsel becomes aware of additional Public Water Systems that may be Settlement Class Members.
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The Class List will also include mailing addresses and email addresses for each Settlement Class Member on the Class List, based on address information maintained in the U.S. EPA’s Safe Drinking Water Information System (“SDWIS”). Where SDWIS or information available to Class Counsel specifies an owner or operator of a Public Water System on the Class List whose mailing or email address is different from that of the Public Water System itself, the Class List will include the additional mailing and/or email address(es) as well.

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EXHIBIT 10.1G

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Notice will be sent via USPS certified mail with tracking and signature required to all Settlement Class Members for whom mailing addresses are included on the Class List. Notice will be mailed via USPS first-class mail, postage prepaid, to any P.O. Box addresses.
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Angeion will employ the following best practices to increase the deliverability rate of the mailed Notices:
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Angeion will cause the mailing address information for Settlement Class Members to be updated utilizing the USPS National Change of Address database, which provides updated address information for individuals or entities who have moved during the previous four years and filed a change of address with the USPS;
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Angeion will also identify the address information included in SDWIS specified above and will monitor SDWIS for any updates;
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Notices returned to Angeion by the USPS with a forwarding address will be re-mailed to the new address provided by the USPS and the Class List will be updated accordingly;
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Notices returned to Angeion by the USPS without forwarding addresses will be subjected to an address verification search (commonly referred to as “skip tracing”) utilizing a wide variety of data sources, including public records, real estate records, electronic directory assistance listings, etc., to locate updated addresses;
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Notices will be re-mailed to Settlement Class Members for whom updated addresses were identified via the skip tracing process.
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Any mailed Notices that remain undeliverable after the above-described efforts will be subjected to manual internet searches, phone calls to obtain updated addresses and/or the

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identification of email addresses for providing backup notice if efforts to obtain a mailing address are not successful or where the Settlement Class Member requests notice be sent via email.
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A reminder postcard will be sent prior to applicable deadlines.

EMAIL NOTICE

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The Summary Notice will be sent via email to all Settlement Class Members for whom email addresses are available.
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The email notice will be designed to avoid many common “red flags” that might otherwise cause a spam filter to block or identify the email notice as spam. For example, the email notice will not include attachments like the Long Form Notice to the email notice, because attachments are often interpreted by various Internet Service Providers (“ISP”) as spam.
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Additional methods will be employed to help ensure that as many recipients as possible receive the Summary Notice via email. Specifically, prior to distributing the Summary Notice by email, an email updating process will be engaged to help ensure the accuracy of recipient email addresses. Angeion will review email addresses for mis-transcribed characters and perform other data hygiene, as appropriate. This process will include review of email address information available in SDWIS.
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The email notice process will also account for the real-world reality that some emails will inevitably fail to be delivered during the initial delivery attempt. Therefore, after the initial noticing campaign is complete, after an approximate 24- to 72-hour rest period (which allows any temporary block at the ISP level to expire) a second round of email noticing will continue to any email addresses that were previously identified as soft bounces and not delivered.

OUTREACH EFFORTS

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Angeion will perform personalized outreach to national and local water organizations will

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be performed, including to entities such as the Association of Metropolitan Water Agencies (“AMWA”) and American Water Works Association (“AWWA”) and similar third-party organizations that have a connection to the case, along with a request that they assist in providing notice, where appropriate.

MEDIA CAMPAIGN

Publication Notice

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The Summary Notice of the Settlement will be published one (1) time in key industry-specific titles, such as Journal AWWA, Rural Water, The Municipal, and Water Environment & Technology.
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The Summary Notice of the Settlement will also be published one (1) time each in national publications such as the Wall Street Journal, USA Today and the New York Times.
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To satisfy the requirements of California’s Consumer Legal Remedies Act, Angeion will cause the Summary Notice to be printed in the California regional edition of USA Today for four (4) consecutive weeks.

Digital Notice

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Angeion will undertake a digital publication campaign utilizing key industry-specific titles, such as American Water Works Association, National Rural Water Association, The Municipal, Water Environment & Technology, Water Quality Association, AWWA Opflow, and/or AWWA Source Book will be used.

Paid Search Campaign

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Angeion will implement a paid search campaign on Google will be used to help drive Settlement Class Members who are actively searching for information about the Settlement to the dedicated Settlement Website.

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EXHIBIT 10.1G

Press Release

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Angeion will distribute a press release over PR Newswire’s national and public interest circuits to further disseminate news of the Settlement. A second press release will also be issued before applicable deadlines.

SETTLEMENT WEBSITE AND TOLL-FREE TELEPHONE SUPPORT

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The Notice Plan will also implement the creation of the Settlement website, where Settlement Class Members can easily view general information about this Settlement, review relevant Court documents, and view important dates and deadlines pertinent to the Settlement. The website will be designed to be user-friendly and make it easy for Settlement Class Members to find information about the case. The website will also have a “Contact Us” page whereby Settlement Class Members can send an email with any additional questions to a dedicated email address.
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A toll-free hotline devoted to this case will be implemented to further apprise Settlement Class Members of their rights and options under the Settlement Agreement. The toll-free hotline will utilize an interactive voice response (“IVR”) system to provide Settlement Class Members with responses to frequently asked questions and will also provide other essential information regarding the Settlement. This hotline will be accessible 24 hours a day, 7 days a week, with live operator support during normal business hours.

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